UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2014

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2014, The First Bancshares, Inc., a Mississippi corporation (“The First”) entered into an Agreement and Plan of Merger (the “Agreement”) with BCB Holding Company, Inc., an Alabama corporation (“BCB”) and parent of Bay Bank, Mobile, Alabama. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, BCB will merge with and into The First (the “Merger”) and Bay Bank will merge with and into The First, A National Banking Association (“Bank Merger”). Subject to the terms and conditions of the Agreement, which has been approved by the Boards of Directors of The First and BCB, each outstanding share of BCB common stock, other than shares held by The First or BCB, or, shares with respect to which the holders thereof have perfected dissenters’ rights, will receive (i) for the BCB common stock that was outstanding prior to August 1, 2013, (x) $3.60 per share which may be received in cash or The First common stock provided that at least 30% of the aggregate consideration paid to such shareholders is in FBMS common stock and (y) one non-transferable contingent value right (“CVR”)  of the CVR Consideration, and (ii) for the BCB common stock that was issued on August 1, 2013, $2.25 per share in cash.  Each CVR is eligible to receive a cash payment equal to up to $0.40, with the exact amount based on the resolution of certain identified BCB loans over a three-year period following the closing of the transaction.  Payout of the CVR will be overseen by a special committee of the FBMS Board of Directors.  FBMS will also either assume or redeem in full a note payable by BCB to Alostar Bank as well as the preferred stock issued under the U.S. Treasury’s Capital Purchase Program.  The total consideration to be paid in connection with the acquisition will range between approximately $6,239,890.25 and $6,611,762.25 depending upon the payout of the CVR as well as the price of the FBMS common stock on the closing of the transaction, which is subject to a cap and a collar regarding its price.

Concurrently, The First and BCB will enter into an agreement and plan of merger pursuant to which BCB’s wholly-owned subsidiary, Bay Bank, will be merged with and into The First’s wholly-owned subsidiary, The First, A National Banking Association.

The Agreement contains customary representations and warranties from both The First and BCB and each have agreed to customary covenants, including, among others, covenants relating to (1) the conduct of BCB’s businesses during the interim period between the execution of the Agreement and the completion of the Merger, (2) cooperation with respect to the filing of regulatory approval applications by The First, The First, A National Banking Association, BCB and Bay Bank regarding the Merger, the Bank Merger and the transactions contemplated thereby.  BCB has also agreed, subject to certain exceptions, not to (a) solicit proposals relating to alternative business combination transactions or (b) enter into any discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) receipt of all required regulatory approvals, (2) the accuracy of the representations and warranties of the other party, and (3) performance in all material respects by the other party of its obligations under the Agreement.

The Agreement contains certain termination rights for The First and BCB, as the case may be, applicable upon: (1) June 30, 2014, if the Acquisition has not been completed by that date, (2) final, non-appealable denial of required regulatory approvals or an injunction prohibiting the transactions contemplated by the Agreement, (3) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Agreement, or (4) the failure of any of the conditions precedent to the obligations of either party to consummate the Merger have not been fulfilled and cannot or have not otherwise been cured or waived.  The First may terminate the Agreement in the event that BCB Board of Directors withdraws of fails to give their recommendation at the BCB shareholder meeting or approves any alternative transaction or makes any plan to do so.  In such event, BCB will pay The First a termination fee of $350,000 if BCB subsequently consummates or enters into an agreement to consummate an alternative transaction.  If The First willfully breaches its obligations under the Agreement which causes the Agreement’s termination, it will reimburse BCB for its reasonable costs incurred up to $250,000.

The foregoing description of the Merger and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about The First, BCB, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of The First, BCB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by The First.

Important Additional Information

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Forward Looking Statements

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause The First’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements. Forward-looking statements speak only as of the date they are made and The First does not assume any duty to update forward-looking statements. In addition to factors previously disclosed in The First’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; the anticipated benefits from the proposed transaction such as it being accretive to earnings, expanding our geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of BCB, Bay Bank, and The First; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on acquisition-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, the Office of the Comptroller of the Currency and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Item 7.01 Regulation FD Disclosure.

On March 6, 2013, The First Bancshares, Inc. issued a press release announcing the signing of a definitive agreement to acquire BCB Holding Company, Inc., headquartered in Mobile, Alabama. A copy of this press release is attached hereto as Exhibit 99.1. This information is furnished under Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 2.1	Agreement and Plan of Merger, dated as of March 3, 2014, between The First Bancshares, Inc. and BCB Holding Company, Inc.
Exhibit 99.1	Press release dated March 6, 2014 announcing the signing of a definitive agreement to acquire BCB Holding Company, Inc., headquartered in Mobile, Alabama.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc. (Registrant)

Date: March 6, 2014

/s/ M. Ray Cole, Jr.
Name: M. Ray Cole, Jr. Title: President and CEO